Exhibit 99.1

American Appraisal China Limited
1506 Dah Sing Financial Centre
108 Gloucester Road / Wanchai / Hong Kong

Leading / Thinking / Performing

November 29, 2011

The Audit Committee

Sohu.com Inc.

Sohu.com Internet Plaza

No. 1 Park, Zhongguancun East Road

Haidian District, Beijing 100084

Dear Sirs or Madams:

We understand that Sohu.com Inc. (“SOHU” or the “Company”) will sell the business of its online game website, known as 17173.com (“17173” or the “Subject Business”), to its U.S. listed subsidiary, Changyou.com (“CHANGYOU”) for USD 162.5 million in cash (the “Consideration”). The transfer of ownership in the Subject Business, payment of the Consideration by CHANGYOU and received by SOHU, together with all associated fees and execution of necessary documents is hereinafter referred to as the “Transaction.”

The Company has requested American Appraisal China Limited (“American Appraisal”) to provide the audit committee of Sohu.com Inc, (the “Audit Committee”) our opinion (the “Opinion”), as of the date hereof, as to the fairness, from a financial point of view of the Consideration. American Appraisal has been retained by the Company to provide this service and will be compensated by the Company at its usual and customary rate for such services, Including expenses and certain indemnification obligations.

In connection with our engagement, we have performed the analyses and reviews that we deemed necessary and appropriate under the circumstances.

Among other things, we have:

1.	reviewed 17173’s unaudited financial statements for the three years ended December 31, 2010 and financial statements for the nine months ended September 30, 2011, which the management of the Company have identified as being the most current financial statement available;

2.	held discussions with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of 17173 and certain matters regarding the Transaction;

3.	reviewed copies of the following agreements, presentations and/or documents:

a.	the restructuring plans;

b.	the proposal for selling 17173 from SOHU to CHANGYOU, including overview of 17173, transaction rationale and proposed deal structure;

c.	the drafts of definitive agreements.

4.	reviewed financial forecasts and projections with respect to 17173 prepared by the management of the Company for the fiscal years ending December 31, 2011 through 2016;

5.	reviewed selected economic, financial, and market information relating to the businesses of other companies whose operations we considered relevant in evaluating 17173;

6.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

In connection with the analysis underlying this Opinion, we have relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial forecasts and other Information and selected data with respect to 17173 made available or furnished to or otherwise reviewed by or discussed with us by management of the Company for purposes of this Opinion. We have not independently verified or Investigated any of the assumptions, estimates, or judgments referred to in such financial forecasts, information, data and material and we are not responsible for any errors or inaccuracies in such forecasts, information, data and material. Further we have assumed that there has been no material change in the assets, financial condition, business or prospects of 17173, since the date of the most recent financial statements and forecasts made available to us.

With respect to financial analyses and forecasts regarding 17173 provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company and have assumed for the purposes of this Opinion that such analyses and forecasts have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial conditions of the Company to which such analyses or forecasts relate. We can give no assurances, however, that such financial analyses and forecasts can be realized or that actual results will not vary materially from those projected.

In connection with all forecasts, information, data and material provided to us by the management of the Company, the management of the Company has advised us and we have assumed for the purposes of this Opinion that they have not omitted or failed to provide, or caused to be omitted or undisclosed to American Appraisal any material analyses, data, material or other information necessary in order to make any financial data, material or other information provided to us by the management of the Company not misleading in light of the circumstances under which such forecasts, information, data or material was provided.

We have relied upon and assumed, without Independent verification, that (a) the representations and warranties of all parties to the Transaction and all other related documents and instruments that are referred to in the Transaction documents and any separate documents or representations provided to us are true and correct, (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Transaction documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise) or any other financial term of the Transaction. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

We have not conducted or been provided with an independent valuation or appraisal of the assets or liabilities of 17173, nor have we made any physical inspection of the properties or assets of 17173. In connection with our engagement, we were not requested to, and did not, solicit third party indication of interest in the possible sale of all or a part of 17173, nor did we negotiate the terms of the Transaction, and therefore, we have assumed that such terms are the most beneficial, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Transaction. We express no opinion as to what the value of the Company’s common stock actually will trade upon consummation of the Transaction or at any future time if the Transaction is not consummated.

The analysis we have undertaken in connection with rendering this Opinion involves the exercise of judgment on our part, as to which differences of opinion may exist. This Opinion is necessarily based on market, economic and other conditions and circumstances existing and made known to us on, and the forecasts, information and data made available to us as of, the date of this Opinion. Accordingly, subsequent developments may materially affect this Opinion, however, we do not have an obligation to, and have not undertaken to, update, revise or reaffirm this Opinion.

This Opinion is provided only for the information of the Audit Committee in connection with and for the purposes of its evaluation of the proposed Transaction. It is understood that this Opinion is limited to the fairness, from a financial point of view, of the Consideration paid to the Company and we express no opinion as to the underlying decision by the Board of Directors and management of the Company to engage In the Transaction. This Opinion is intended only to supplement, not substitute for other due diligence required in connection with the proposed Transaction.

It is understood that this Opinion is limited to the matters set forth herein as of the date hereof, and no opinion may be inferred or implied beyond the matters expressly contained herein or beyond the date hereof (forward-looking statements notwithstanding). This Opinion and the reviews, analyses, studies and consultations performed in connection herewith and therewith are (i) limited to matters within the scope of our engagement as set forth in the engagement letter, dated November 8, 2011 (the “Engagement Letter”), and (ii) subject to the covenants, representations and warranties, assumptions, limitations, and indemnifications described in the Engagement Letter. This opinion was approved by an internal fairness opinion committee established pursuant to certain written procedures maintained by American Appraisal designed to promote a balanced review process.

Except as required by state or federal law, it is understood, that this Opinion is not to be quoted, or referred to in any written document, in whole or In part, without our prior written consent.

The Company may identify American Appraisal by name and reproduce the Opinion in a public filing upon receipt of American Appraisal’s written consent, which shall not be unreasonably delayed, withheld or conditioned, and payment of the additional fee set forth in the Engagement Letter. American Appraisal’s written consent will only be provided in a form acceptable to American Appraisal, in its sole discretion. American Appraisal may condition its consent on receipt of representations and indemnities from the Company relating to such public disclosure and such other conditions as may be reasonably required by American Appraisal in consideration of providing its consent. If American Appraisal authorizes Company to reproduce and attach the Opinion In a public filing, such authorization shall be strictly limited to reproduction and attachment of the Opinion in its entirety. American Appraisal’s written consent will be provided after American Appraisal has been provided a reasonable opportunity to review the text of the reference to be made in the public filing, and Its reasonable revisions to the text have been incorporated.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (II) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, or (iii) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or Interpretations have been or will be obtained from the appropriate professional sources. This opinion does not express any opinion regarding the fairness of the amount or nature of the compensation to the company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the corporation.

FAIRNESS CONCLUSION

Based upon and subject to the foregoing, our work as described above and other factors we deemed relevant, it is our opinion that as of the date hereof, the Consideration to be received by the Company in connection with the Transaction is fair, from a financial point of view, to Sohu.com Inc.

Very truly yours,

AMERICAN APPRAISAL CHINA LIMITED

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